As filed with the Securities and Exchange Commission on November 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAMIDA CELL LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Nahum Heftsadie Street

Givaat Shaul, Jerusalem 91340 Israel

Tel: +972 (2) 659-5666

(Address and telephone number, including area code of registrant’s principal executive offices)

Gamida Cell Inc.

673 Boylston Street

Boston, MA 02116

Telephone: (631) 603-8714

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Daniel I. Goldberg Joshua A. Kaufman Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275	Haim Gueta Shachar Hadar Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Road Ramat Gan 5250608, Israel Telephone: +972 (3) 610-3100 Facsimile: +972 (3) 610-3111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any updates issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Ordinary Shares, par value NIS0.01 per share	—	—		—		—
Debt Securities	—	—		—		—
Warrants	—	—		—		—
Rights	—	—		—		—
Units	—	—		—		—
Subtotal Primary Offering				$150,000,000	(3)	$19,470.00	(3)
Secondary Offering:
Ordinary Shares, par value NIS0.01 per share	2,881,746		(4)	$13,861,198	(5)	$1,799.18	(5)
Ordinary Shares, par value NIS0.01 per share to be issued upon exercise of outstanding warrants	160,743		(4)	$773,174	(5)	$100.36	(5)
Subtotal Secondary Offering	3,042,489		(4)	$14,634,372	(5)	$1,899.54	(5)
Total Primary and Secondary Offering				$164,634,372		$21,369.54

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $150 million. In addition, up to 3,042,489 ordinary shares may be sold from time to time pursuant to this Registration Statement by the selling shareholders named herein. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $150 million. Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all securities listed.

(4)	With respect to the Secondary Offering, the proposed maximum offering price per ordinary share will be determined from time to time in connection with, and at the time of, sale by the holders of such securities named in the registration statement.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the Registrant’s ordinary shares on the Nasdaq Global Market on November 11, 2019, of $5.00 and $4.61.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $150 million of our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities and the offering and sale by the selling shareholders of up to 3,042,489 ordinary shares; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to $30 million of our ordinary shares that may be issued and sold under a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The sales agreement prospectus immediately follows the base prospectus. The ordinary shares that may be offered, issued and sold by us under the sales agreement prospectus are included in the $150 million of securities that may be offered, issued and sold by us under the base prospectus. In the event of the termination of the offering of ordinary shares under the sales agreement prospectus, any portion of the $30 million aggregate offering price for the ordinary shares covered by the sales agreement prospectus that is not sold pursuant to the sales agreement prospectus will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling shareholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2019

PROSPECTUS

$150,000,000

Ordinary Shares, Debt, Warrants, Rights

and Units offered by the Company

and

Up to 3,042,489 Ordinary Shares offered by Selling Shareholders

Gamida Cell Ltd.

We may offer, issue and sell from time to time, in one or more offerings, ordinary shares, debt, warrants, rights or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $150 million.

In addition, the selling shareholders named in this prospectus, or the selling shareholders, may offer and sell from time to time up to 3,042,489 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders. We are registering these ordinary shares pursuant to an investors’ rights agreement that we entered into with certain of the selling shareholders. The selling shareholders may offer and sell their ordinary shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling shareholders may conduct sales of their ordinary shares.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we or, if required under the Securities Act of 1933, as amended, a selling shareholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 24.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GMDA.” On November 11, 2019, the closing price of our ordinary shares as reported by the Nasdaq Global Market was $4.96 per ordinary share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 27 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as part of a “shelf” registration process.

Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings, and the selling shareholders named in this prospectus may also offer and sell our ordinary shares under this prospectus. This prospectus only provides you with a general description of the securities we or the selling shareholders may offer. Each time we or, if required under the Securities Act of 1933, as amended, or the Securities Act, a selling shareholder sells securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated, “Gamida Cell,” “Gamida,” “the Company,” “our company,” “we,” “us” and “our” refer to Gamida Cell Ltd. and its wholly owned subsidiary, Gamida Cell Inc.

Gamida Cell is a trademark of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “shares” in this prospectus refer to ordinary shares of Gamida Cell Ltd., par value NIS 0.01 per share.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the timing and conduct of our clinical trials of omidubicel, GDA-201 and our other product candidates, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;
●	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of omidubicel, GDA-201 and our other product candidates;
●	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States, the European Union and other jurisdictions;
●	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;
●	our recurring losses from operations, which raised substantial doubt regarding our ability to continue as a going concern absent access to sources of liquidity;
●	our ongoing and planned discovery and development of product candidates;
●	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;
●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;
●	our plans to develop and commercialize our product candidates;
●	our estimates regarding the market opportunity for our product candidates;
●	our ability to maintain relationships with certain third parties;
●	our estimates regarding anticipated capital requirements and our needs for additional financing;
●	our planned level of capital expenditures;
●	our expectations regarding licensing, acquisitions and strategic partnering;
●	our expectations regarding the maintenance of our foreign private issuer status;
●	the impact of government laws and regulations; and
●	our expectations regarding the maintenance of our foreign private issuer status; and
●	the impact of government laws and regulations.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

ABOUT GAMIDA CELL LTD.

Overview

We are an advanced cell therapy company committed to finding cures for blood cancers and serious blood diseases. While cell therapies have the potential to address a variety of diseases, they are limited by availability of donor cells, matching a donor to the patient, and the decline in donor cell functionality when expanding the cells to achieve a therapeutic dose. We have created a novel cell expansion platform, which we call our NAM platform, that is designed to enhance the number and functionality of allogenic donor cells in culture. This therapeutic platform leverages the unique properties of nicotinamide to enable the expansion of multiple cell types — including stem cells and natural killer cells — to maintain the cells’ original phenotype and potency. This may enable the administration of new therapies with the potential to improve treatment outcomes beyond what has been observed with current donor-derived therapies.

Corporate Information

We are an Israeli corporation based in Jerusalem, Israel, and were incorporated in 1998. Our principal executive offices are located at 5 Nahum Heftsadie St., Givaat Shaul, Jerusalem 91340, Israel and our U.S. subsidiary’s executive headquarters are in Boston, Massachusetts. Our telephone number is +972 (2) 659-5666. Our website address is www.gamida-cell.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Gamida Cell Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2000 and is qualified to do business in Massachusetts among other states.

Our ordinary shares have been listed on the Nasdaq Global Market under the symbol “GMDA” since October 26, 2018.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those currently held by the selling shareholders and those issuable to the selling shareholders upon exercise of certain warrants held by selling shareholders who have piggyback registration rights under certain registration rights agreements. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the ordinary shares and warrants, the selling shareholders have not had any material relationship with us within the past three years, unless otherwise indicated in the footnotes to the table below.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares held by each of the selling shareholders. The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of September 30, 2019, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitation on exercise. The third column lists the shares of ordinary shares being registered in this prospectus by the selling shareholders.

In accordance with the terms of registration rights agreements with the holders of the ordinary shares and warrants, this prospectus generally covers the resale of that number of ordinary shares equal to the number of ordinary shares currently held by the selling shareholders and the ordinary shares issuable upon exercise of the warrants, determined as if such warrants were exercised in full, as of two trading days immediately preceding the date that the registration statement of which this prospectus is a part was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.

The selling shareholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Clal Biotechnology Industries Ltd. (1)	1,668,112	1,668,112	--
Bio Medical Investment (1997) Ltd. (2)	1,374,377	1,374,377	--

(1) Consists of 1,507,369 ordinary shares and 160,743 ordinary shares issuable upon exercise of outstanding warrants held by Clal Biotechnology Industries Ltd., or CBI. Clal Industries Ltd. owns 47% of the outstanding shares of, and controls, CBI. Clal Industries Ltd. is wholly owned by Access AI Ltd., which is owned by AI Diversified Holdings S.à r.l., which is owned by AI Diversified Parent S.à r.l., which is owned by AI Diversified Holdings Limited, or AIDH Limited. AIDH Limited is controlled by AI SMS L.P., or AI SMS. Access Industries Holdings LLC, or AIH, owns a majority of the equity of AI SMS, and Access Industries, LLC, or LLC, holds a majority of the outstanding voting interests in AIH. Access Industries Management, LLC, or AIM, controls LLC and AIH, and Len Blavatnik controls AIM. The address of each of Clal Industries Ltd. and CBI is the Triangular Tower, 3 Azrieli Center, Tel Aviv 6701101, Israel and the address of each of foregoing other than Clal Industries Ltd. and CBI is 40 West 57th St., 28th Floor, New York, NY 10019.

(2) Bio Medical Investment (1997) Ltd., or Bio Medical, is a wholly owned subsidiary of CBI. Clal Industries Ltd. owns 47% of the outstanding shares of, and controls, CBI. Clal Industries Ltd. is wholly owned by Access AI Ltd., which is owned by AI Diversified Holdings S.à r.l., which is owned by AI Diversified Parent S.à r.l., which is owned by AI Diversified Holdings Limited, or AIDH Limited. AIDH Limited is controlled by AI SMS L.P., or AI SMS. Access Industries Holdings LLC, or AIH, owns a majority of the equity of AI SMS, and Access Industries, LLC, or LLC, holds a majority of the outstanding voting interests in AIH. Access Industries Management, LLC, or AIM, controls LLC and AIH, and Len Blavatnik controls AIM. The address of each of Clal Industries Ltd., CBI and Bio Medical Investment (1997) Ltd., or Bio Medical, is the Triangular Tower, 3 Azrieli Center, Tel Aviv 6701101, Israel and the address of each of foregoing other than Clal Industries Ltd., CBI and Bio Medical is 40 West 57th St., 28th Floor, New York, NY 10019.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt, warrants to purchase ordinary shares, rights and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt, warrants to purchase ordinary shares, rights and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $150 million. The selling shareholders may sell from time to time pursuant to this prospectus up to 3,042,489 ordinary shares. The actual price per share of the shares that we or the selling shareholders will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our amended and restated articles of association are summaries and do not purport to be complete. Our amended and restated articles of incorporation are filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part.

General

Our authorized share capital consists of 100,000,000 ordinary shares, par value NIS 0.01 per share, of which 33,667,326 shares are issued and outstanding as of September 30, 2019. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights. We have no preferred shares authorized or outstanding.

Reconciliation of the Number of Shares Outstanding through September 30, 2019

Shares outstanding at September 30, 2016	10,570,278
Shares outstanding at December 31, 2016	10,570,278
Number of shares issued in connection with July 2017 Preferred F financing transaction	4,274,363
Shares outstanding at December 31, 2017	14,844,641
Number of additional shares issued upon conversion of Preferred Shares in connection with October 2018 initial public offering and exercise of underwriters’ overallotment option	3,134,546
Number of shares issued in connection with October 2018 initial public offering and exercise of underwriters’ overallotment option	6,648,368
Number of ordinary shares issued in connection with the exercise of employee options, and non-employee warrants	303,181
Number of ordinary shares outstanding at December 31, 2018	24,930,736
Number of shares issued in connection with June 2019 public offering and exercise of underwriters’ overallotment option	8,050,000
Number of ordinary shares issued in connection with the exercise of employee options, non-employee warrants	686,590
Shares outstanding at September 30, 2019	33,667,326

From September 30, 2016 through September 30, 2019, the following events have changed the number and classes of our issued and outstanding shares:

In June 2017, our shareholders created the Series F-1 Preferred share series and the Series F-2 Preferred share series and increased our authorized share capital to a total of New Israeli Shekel 400,000 consisting of 40,000,000 shares of a number of classes. In July 2017, we issued 4,274,363 Preferred F-1 shares, nominal value NIS 0.01 each, at $9.44 per share, accompanied by the issuance of warrants to purchase 2,564,619 Preferred F-2 shares, nominal value NIS 0.01, with an exercise price of $11.33 per share, in exchange for aggregate proceeds of $40,350,000, or the Preferred F-2 Warrants.

From January 1, 2018 through December 31, 2018, we issued 8,379 ordinary C shares and 1,313 ordinary shares pursuant to the exercise of options by employees and other service providers. Such options had exercise prices of $0.25 per ordinary share.

From January 1, 2018 through December 31, 2018, we issued 607,044 ordinary shares pursuant to the exercise of warrants to purchase ordinary shares. Such warrants had exercise price of$6.72 per ordinary share.

In October 2018, our shareholders increased our authorized share capital to a total of New Israeli Shekel 1,000,000 divided into 100,000,000 shares. We issued 6,250,000 ordinary shares at a public offering price of $8.00 per share in connection with our initial public offering of our ordinary shares on the Nasdaq Global Market. On the same date, all Preferred A shares, Preferred B shares, Preferred C shares, Preferred D shares, Preferred E-1 shares, Preferred E-2 shares, and Preferred F-1 shares were converted into ordinary shares. All warrants to purchase Preferred F-2 shares were converted into warrants to purchase ordinary shares. Aggregate gross proceeds from the offering were $46,500,000.

In November 2018, we issued 398,368 ordinary shares at a public offering price of $8.00 per share in connection with the underwriters’ partial exercise of their overallotment option to purchase additional ordinary shares in our initial public offering. Aggregate gross proceeds from the transaction were $2,964,000.

From January 1, 2019 through September 30, 2019, we issued 477,278 ordinary shares pursuant to the exercise of options by employees and other service providers. Such options had an exercise price of 0.25 per ordinary share.

From January 1, 2019 through September 30, 2019, we issued 209,312 ordinary shares pursuant to the exercise of warrants to purchase ordinary shares. Such warrants had an exercise price of $6.72 per ordinary share.

In June 2019, we issued 7,000,000 ordinary shares at a public offering price of $5.00 per share in connection with a public offering of our ordinary shares on the Nasdaq Global Market. Aggregate gross proceeds from the offering were $32,900,000.

In July 2019, we issued 1,050,000 ordinary shares at a public offering price of $5.00 per share in connection with the underwriters’ exercise in full of their overallotment option to purchase additional ordinary shares in the June public offering. Aggregate gross proceeds from the transaction were $4,935,000.

Registration Number and Purposes of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 51-260120-4. Our purpose, as set forth in our amended and restated articles of association, is to engage in any lawful act or activity.

Voting Rights

All ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Under our amended and restated articles of association, our board of directors must consist of not less than 5 but no more than 11 directors. Pursuant to our amended and restated articles of association, each of our directors will appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders. In addition, our directors are divided into three classes, one class being elected each year at the annual general meeting of our shareholders, and serve on our board of directors until they are removed by a vote of 60% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law, and our amended and restated articles of association. In addition, our amended and restated articles of association allow our board of directors to fill vacancies on the board of directors or to appoint new directors up to the maximum number of directors permitted under our amended and restated articles of association. Such directors serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated or in the case of new directors, for a term of office according to the class to which such director was assigned upon appointment.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may generally be between four and 21 days prior to the date of the meeting, and in certain circumstances, between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;
●	appointment or termination of our auditors;
●	appointment of external directors;
●	approval of certain related party transactions;
●	increases or reductions of our authorized share capital;
●	a merger; and
●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Israeli Companies Law and our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Voting Rights

Quorum

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “– Shareholder Meetings.”

Vote Requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended and restated articles of association. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder, (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary) requires the approval under “Management–Fiduciary duties and approval of specified related party transactions under Israeli law” and (iii) approval of certain compensation-related matters require the approval described in the final prospectus filed with our Form F-1 Registration Statement (No. 333-232302) on June 28, 2019 under “Management–Compensation Committee.” Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our amended and restated articles of association also provide that the removal of any director from office or the amendment of the provisions relating to our staggered board requires the vote of 60% of the total voting power of our shareholders. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, including with respect to material shareholders, our articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Companies Registrar or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair our interests.

Registration Rights

We have entered into the Investors’ Rights Agreement with certain of our shareholders, pursuant to which as of September 30, 2019, the holders of a total of 7,218,505 shares of our ordinary shares have the right to require us to register these shares under the Securities Act under specified circumstances and have incidental registration rights as described below. We are registering 3,042,489 of these shares pursuant to the Registration Statement of which this prospectus forms a part. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

Holders of a majority of the registrable securities under the Investors’ Rights Agreement or holders of registrable securities then outstanding and constituting the Special F Majority, as defined under the articles of association in effect immediately prior to the consummation of our IPO, may request, subject to certain exceptions, that we file a registration statement on Form F-1. Upon receipt of such registration request, we are obligated to use our reasonable commercial efforts to file the registration statement as soon as practicable, and in any event within sixty (60) days after the date such request is given by the initiating shareholders.

We have the right not to effect such filing during the period that is within 180 days after we have filed another such registration statement or completed certain other registered offerings or if we intend to file a registration statement for our own account within 90 days. We are not obligated to file more than three registration statements on Form F-1 pursuant to these demand provisions. Any other holder of registrable securities has the right to include its registrable securities in an underwritten registration pursuant to a demand registration.

Shelf Registration Rights

Holders of at least 25% of the registrable securities under the Investors’ Rights Agreement or holders of registrable securities then outstanding and constituting the Special F Majority, as defined under the articles of association in effect immediately prior to the consummation of our IPO may, subject to certain limitation, request that we file a shelf registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by holders of registrable securities. In such event, we are required to give written notice of such request to all holders of registrable securities, who may elect to join in such request. Subsequently, upon receipt of such registration request, we are obligated to use our reasonable commercial efforts to file the registration statement as soon as practicable, and in any event within 45 days after the date such request is given. We are required to effect only one shelf registration statement. We are not required to effect any underwritten offering within 90 days of another underwritten offering.

Piggyback Registration Rights

In addition, if we propose to register (including, for this purpose, a registration effected by us for shareholders other than the holders) any of our securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), we shall, at such time, promptly give each holder notice of such registration. Upon the request of each holder given within 20 days after such notice is given by us, we shall, subject to underwriter requirements, cause to be registered all of the registrable securities that each such holder has requested to be included in such registration. We shall have the right to terminate or withdraw any registration initiated by us before the effectiveness of such registration, whether or not any holder has elected to include registrable securities in such registration. The expenses of such withdrawn registration shall be borne by us.

Other Provisions

We will pay all registration expenses (other than underwriting discounts and selling commissions) and the reasonable fees and expenses of a single counsel for the selling shareholders, related to any demand or piggyback registration. The demand, Form F-3 and piggyback registration rights described above will expire with respect to each holder of registrable securities upon such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder’s shares without limitation during a three-month period without registration.

Termination of Registration Rights

No holder shall be entitled to exercise any registration rights after, and all such rights shall terminate upon the earlier to occur of (a) the closing of a Deemed Liquidation; (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such shareholder’s shares without limitation during a three-month period without registration, and (b) the seventh anniversary of the completion of our initial public offering.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the target company’s issued and outstanding share capital or that of a certain class of shares is required by the Companies Law to make a tender offer to all of the company’s shareholders or the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the company or of the same class, as applicable.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if offerees holding less than 2% of the company’s issued and outstanding share capital failed to approve such tender offer).

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether the shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court unless the acquirer stipulated that a shareholder that accepts the offer may not seek appraisal rights. If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, or the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of a public Israeli company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private placement, provided that the general meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer, excluding the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, holders of 25% or more of the voting rights in the company or anyone on their behalf, including their relatives and entities controlled by them.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each member of the board of directors has in the offer or stems therefrom. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his or her acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special tender offer or had objected to the offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity shall refrain from making a subsequent tender offer for the purchase of shares of the target company and cannot execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Pursuant to the Companies Law, if a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders (as described in our final prospectus filed with our Form F-1 Registration Statement (No. 333-232302) on June 28, 2019 under “Management–Fiduciary duties and approval of specified related party transactions under Israeli law.”).

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger pursuant to regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations the target company. The court may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Anti-Takeover Measures

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. We have no preferred shares authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “–Voting Rights.” In addition, as disclosed under “–Election of directors”, we have a classified board structure which effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Broadridge Corporate Issuer Solutions, Inc. Its address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, and its telephone number is (215) 553-5400.

Listing

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “GMDA.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	title or designation;
●	the aggregate principal amount and any limit on the amount that may be issued;
●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
●	the maturity date and the date or dates on which principal will be payable;
●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place or places where payments will be payable;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
●	whether we will be restricted from incurring any additional indebtedness;
●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement(s) relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and
●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and
●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
●	reducing the principal amount of discount securities payable upon acceleration of maturity;
●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;
●	the aggregate number of the warrants;
●	the number of securities purchasable upon exercise of the warrants;
●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;
●	the date, if any, on and after which the warrants and the related securities will be separately transferable;
●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;
●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;
●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;
●	the minimum or maximum amount of the warrants which may be exercised at any one time;
●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and
●	any other material terms of the warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer rights, see “Where You Can Find More Information.”

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;
●	the price, if any, for the subscription rights;
●	the securities for which such rights are exercisable;
●	the exercise price for such rights;
●	the number of such rights issued with respect to each ordinary share;
●	the extent to which such rights are transferable;
●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;
●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);
●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and
●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agreement if we offer rights, see “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, rights, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the ordinary shares, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;
●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable units agreement if we offer units, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;
●	directly to a limited number of purchasers or to a single purchaser;
●	through agents; or
●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities or the selling shareholders’ ordinary shares may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or
●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we or the selling shareholders may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;
●	the method of distribution;
●	the public offering price or purchase price and the proceeds to us from that sale;
●	the expenses of the offering;
●	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;
●	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and
●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or the selling shareholders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us or the selling shareholders to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We or the selling shareholders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Gamida Cell Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with any offering described in this prospectus. The address of our agent is 673 Boylston Street, Boston, Massachusetts.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;
●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and
●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);
●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;
●	the judgment was obtained by fraud;
●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;
●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$21,369
FINRA filing fee		25,079
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered in this prospectus and certain other matters of Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated in this Prospectus by reference to the Company’s Annual Report on Form 20-F filed on February 25, 2019 have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1d to the Consolidated Financial Statements) incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost, Forer, Gabbay & Kasierer is Menachem Begin 144, Tel Aviv, Israel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement that we filed.

As of the date of this prospectus, we are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a site on the Internet at http://www.sec.gov, which contains reports and other information that we file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on February 25, 2019;
●	Our Reports on Form 6-K filed with the SEC on January 7, 2019, February 8, 2019, March 21, 2019, May 7, 2019, June 4, 2019, June 5, 2019, June 6, 2019, July 8, 2019, August 7, 2019 and November 13, 2019; and
●	The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 23, 2018, including any amendments or reports filed for the purposes of updating this description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC, and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act prior to the termination of the offerings of securities under this prospectus, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we file with the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Gamida Cell Ltd., 5 Nahum Heftsadie Street Givaat Shaul, Jerusalem 91340 Israel, Attn: Chief Financial Officer or by telephone +972 (2) 659-5666.

You also may access these filings on our website at www.gamida-cell.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2019

PROSPECTUS

Up to $30,000,000

Ordinary Shares

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor, relating to our ordinary shares offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $30 million from time to time through Cantor, acting as sales agent.

Sales of our ordinary shares, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Cantor will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GMDA.” On November 11, 2019, the closing price of our ordinary shares as reported by the Nasdaq Global Market was $4.96 per ordinary share.

Cantor will be entitled to compensation under the terms of the sales agreement at a commission rate of 3% of the aggregate gross sales price per share sold. In connection with the sale of our ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page SP-21 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2019

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $150 million. Under this prospectus, we may from time to time offer and sell our ordinary shares having an aggregate offering price of up to $30 million, at prices and on terms to be determined by market conditions at the time of the offering. The $30 million of ordinary shares that may be sold under this prospectus are included in the $150 million of securities that may be sold under the registration statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise indicated, “Gamida Cell,” “Gamida,” “the Company,” “our company,” “we,” “us” and “our” refer to Gamida Cell Ltd. and its wholly owned subsidiary, Gamida Cell Inc.

You should rely only on the information contained or incorporated by reference in this prospectus or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus shall not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Overview

We are an advanced cell therapy company committed to finding cures for blood cancers and serious blood diseases. While cell therapies have the potential to address a variety of diseases, they are limited by availability of donor cells, matching a donor to the patient, and the decline in donor cell functionality when expanding the cells to achieve a therapeutic dose. We have created a novel cell expansion platform, which we call our NAM platform, that is designed to enhance the number and functionality of allogenic donor cells in culture. This therapeutic platform leverages the unique properties of nicotinamide to enable the expansion of multiple cell types — including stem cells and natural killer, or NK, cells — to maintain the cells’ original phenotype and potency. This may enable the administration of new therapies with the potential to improve treatment outcomes beyond what has been observed with current donor-derived therapies.

Our most advanced product candidate, omidubicel, is an investigational advanced cell therapy designed to enhance and expand the life-saving benefits of hematopoietic stem cell (bone marrow) transplant, or HSCT. The Company is currently enrolling patients in a pivotal Phase 3 clinical trial in approximately 120 patients with various hematologic malignancies, including high risk leukemias such as acute myeloid leukemia, acute lymphocytic leukemia, chronic myeloid leukemia, myelodysplastic syndrome, and lymphomas. We anticipate reporting topline data from this study in the first half of 2020. In our Phase 1/2 clinical trials, patients who were transplanted with omidubicel achieved rapid engraftment and immune reconstitution, which are key indicators of clinical benefits. Based on the results of our Phase 1/2 clinical trials, we received Breakthrough Therapy Designation for omidubicel in the United States from the U.S. Food and Drug Administration, or the FDA. Furthermore, we received orphan drug designation from both the FDA and the European Medicines Agency.

In addition to hematologic malignancies, we are pursuing the development of omidubicel for the treatment of bone marrow failure disorders. Omidubicel is currently being evaluated in a Phase 1/2 clinical trial sponsored by the National Institutes of Health in patients with severe aplastic anemia, a rare, life-threatening hematological disorder. This study is designed to evaluate the safety and effectiveness of transplantation with omidubicel to overcome the high incidence of graft rejection associated with conventional cord blood for severe aplastic anemia. In February 2019, data from this study were reported at the 2019 Transplantation & Cellular Therapy Meetings of American Society for Blood and Marrow Transplantation and Center for International Blood and Marrow Transplant Research, or 2019 TCT Annual Meeting. In the initial cohort of three patients, all successfully underwent a bone marrow transplant consisting of omidubicel plus a haploidentical stem cell graft. The rapid cord engraftment, sustained hematopoiesis and accelerated immune recovery in treatment refractory observed in these patients enabled the initiation of a second cohort of patients to be treated with omidubicel as a stand-alone graft. Patient enrollment in the second cohort is ongoing.

Beyond omidubicel, we have leveraged our NAM platform to develop another product candidate, GDA-201, for innate immunotherapy of expanded natural killer, or NK, cells, to be used in combination with standard-of-care therapeutic antibodies. NK cells have potent anti-tumor properties and have the advantage over other oncology cell therapies of not requiring genetic matching, potentially enabling NK cells to serve as a universal donor-based therapy when combined with certain antibodies. GDA-201 addresses a key limitation in the therapeutic potential of NK cells by increasing the cytotoxicity and in vivo retention and proliferation of NK cells expanded in culture conditions. GDA-201 is currently in an investigator-sponsored Phase 1 trial for the treatment of relapsed or refractory non-Hodgkin lymphoma, or NHL, and multiple myeloma, or MM. Data from the study, reported at the 2019 TCT Annual Meeting, demonstrated that GDA-201 was generally well tolerated and clinically active, with three complete responses observed out of six patients with NHL and one complete response out of eight patients with MM. Additional data from the study will be reported at the 61st Annual Meeting of the American Society of Hematology. The company is planning to initiate a multi-center, multi-dose Phase 1/2 clinical study of GDA-201 in patients with NHL in 2020.

The figure below summarizes key information about our current pipeline of product candidates:

Corporate Information

We are an Israeli corporation based in Jerusalem, Israel, and were incorporated in 1998. Our principal executive offices are located at 5 Nahum Heftsadie St., Givaat Shaul, Jerusalem 91340, Israel and our U.S. subsidiary’s executive headquarters are in Boston, Massachusetts. Our telephone number is +972 (2) 659-5666. Our website address is www.gamida-cell.com. The information contained on our website and available through our website is an inactive textual reference only

THE OFFERING

Securities offered by us	Ordinary shares, par value NIS 0.01 per share, having an aggregate offering price of up to $30 million.

Ordinary shares to be outstanding immediately after this offering	Up to 39,715,713 ordinary shares, assuming sales of 6,048,387 ordinary shares in this offering at an offering price of $4.96 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on November 11, 2019. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our agent, Cantor. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering for pre-clinical and clinical development of our product candidates and for other general corporate purposes. See “Reasons for the Offer and Use of Proceeds” on page SP-9 of this prospectus.

Risk Factors	Investing in our securities involves significant risks. See the information under the heading “Risk Factors” beginning on page SP-5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Market symbol	Our ordinary shares are listed for trading on the Nasdaq Global Market under the symbol “GMDA.”

The information above is based on 33,667,326 ordinary shares outstanding as of September 30, 2019, and excludes the following:

●	3,448,638 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, at a weighted average exercise price of $4.79 per share;
●	an aggregate 272,844 ordinary shares reserved for future issuance under our 2017 Share Incentive Plan, as of September 30, 2019, as well as any automatic increases in the number of common shares reserved for future issuance under this plan; and
●	3,313,512 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at a weighted average exercise price of $6.72 per share, which warrants are expected to remain outstanding at the consummation of this offering.

RISK FACTORS

Investing in our ordinary shares may involve a high degree of risk. Before making an investment decision, you should carefully consider the risks described below as well as those discussed under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to our Securities and this Offering

Our management will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management and board of directors will have broad discretion over the use of our net proceeds from this offering, and you will be relying on their judgment regarding the application of these proceeds, which can be different from that contemplated at the time of this offering. Our management and board of directors might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the ordinary shares offered pursuant to this prospectus is higher than the net tangible book value per share of our ordinary shares. Therefore, if you purchase securities in this offering, you will incur immediate and substantial dilution in the net tangible book value per share from the price per share that you pay. If the holders of outstanding options to acquire ordinary shares exercise those options at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” herein for a more detailed discussion of the dilution associated with this offering.

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment and may not receive any funds without selling their ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ordinary shares, they must sell their ordinary shares to do so.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice at any time throughout the term of the sales agreement. The number of shares that are sold after delivering a placement notice will fluctuate based on the market price of the ordinary shares during the sales period and limits we set. Because the price per share of each share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus and the information incorporated by reference in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the timing and conduct of our clinical trials of omidubicel, GDA-201 and our other product candidates, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;
●	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of omidubicel, GDA-201 and our other product candidates;
●	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States, the European Union and other jurisdictions;
●	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;
●	our recurring losses from operations, which raised substantial doubt regarding our ability to continue as a going concern absent access to sources of liquidity;
●	our ongoing and planned discovery and development of product candidates;
●	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;
●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;
●	our plans to develop and commercialize our product candidates;
●	our estimates regarding the market opportunity for our product candidates;
●	our ability to maintain relationships with certain third parties;
●	our estimates regarding anticipated capital requirements and our needs for additional financing;
●	our planned level of capital expenditures;
●	our expectations regarding licensing, acquisitions and strategic partnering;
●	our expectations regarding the maintenance of our foreign private issuer status;
●	the impact of government laws and regulations; and
●	our expectations regarding the maintenance of our foreign private issuer status; and
●	the impact of government laws and regulations.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell from time to time pursuant to this prospectus an aggregate 6,048,387 ordinary shares, assuming an offering price of $4.96 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on November 11, 2019, for gross offering proceeds of $30 million.

CAPITALIZATION

The table below sets forth our cash and cash equivalents, restricted cash, short-term bank deposits, and capitalization as of September 30, 2019:

●	on an actual basis; and
●	on an as adjusted basis to reflect the assumed sale and issuance of an aggregate 6,048,387 ordinary shares in this offering at an assumed offering price of $4.96 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on November 11, 2019, for gross offering proceeds of $30 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus.

	As of September 30, 2019
	Actual	As Adjusted
	(in thousands, except share and per share data)
Cash and cash equivalents, restricted cash and short-term bank deposits	$68,267	$96,967
Shareholder’s equity:
Ordinary shares of NIS 0.01 par value:100,000,000 shares authorized, actual; 33,667,326 shares issued and outstanding, actual; 39,715,713 shares issued and outstanding, as adjusted	92	109
Share premium	237,843	266,526
Capital reserve due to actuarial gains	(160)	(160)
Available for sale reserve	2	2
Accumulated deficit	(188,854)	(188,854)
Total shareholders’ equity	48,923	77,623
Total capitalization	$48,923	$77,623

The information above is based on 33,667,326 ordinary shares outstanding as of September 30, 2019, and excludes the following:

●	3,448,638 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, at a weighted average exercise price of $4.79 per share;
●	an aggregate 272,844 ordinary shares reserved for future issuance under our 2017 Share Incentive Plan, as of September 30, 2019, as well as any automatic increases in the number of common shares reserved for future issuance under this plan; and
●	3,313,512 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at a weighted average exercise price of $6.72 per share, which warrants are expected to remain outstanding at the consummation of this offering.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We currently expect to use the net proceeds from this offering for continued clinical development of our product candidates and for other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, regulatory approval and demand for our product candidates, operating costs, among other factors. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade and interest-bearing instruments.

MATERIAL TAX CONSIDERATIONS

The following is a brief summary of certain material tax consequences concerning the ownership and disposition of our securities by purchasers or holders of our securities. Because parts of this discussion are based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. The summary below does not address all of the tax consequences that may be relevant to all purchasers or holders of our securities in light of each purchaser’s or holder’s particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of residents of Israel and traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of our securities should consult their own tax advisors as to United States, Israeli or other tax consequences of the purchase, ownership and disposition of our securities. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations. Each individual should consult his or her own tax or legal advisor.

Israeli Taxation

Taxation of Capital Gains Applicable to Non-Israeli Shareholders

Israeli law generally imposes a capital gains tax on the sale of securities of an Israeli company, including securities traded on the TASE, on a recognized stock exchange outside Israel (such as Nasdaq) or on a regulated market (which includes a system through which securities are traded pursuant to rules prescribed by the competent authority in the relevant jurisdiction) in or outside Israel, a Recognized Exchange. The capital gains tax rate applicable to individuals upon the sale of such securities is such individual’s capital gain tax rate of 25%, or 30% with respect to an individual who meets the definition of a ‘Substantial Shareholder’ on the date of the sale of the securities or at any time during the 12 months preceding such date. A ‘Substantial Shareholder’ is defined as a person who, either alone or together with other persons, holds, directly or indirectly, at least 10% of any of the means of control of a company (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director).

Notwithstanding the foregoing, dealers in securities in Israel are taxed at regular tax rates applicable to business income.

With respect to corporate investors, capital gain tax equal to the corporate tax rate (24% in 2017 and 23% starting in 2018) will be imposed on the sale of our traded shares.

In addition, if our ordinary shares are traded on a Recognized Exchange gains on the sale of our ordinary shares held by non-Israeli tax resident investors will generally be exempt from Israeli capital gains tax so long as the shares were not held through a permanent establishment that the non-Israeli tax resident investor maintains in Israel.

However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold more than 25% of any of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, persons paying consideration for shares, including purchasers of shares, Israeli securities dealers effecting a transaction, or a financial institution through which securities being sold are held, are generally required to withhold tax at source upon the sale of publicly traded securities at a rate of 25% for individuals and at the corporate tax rate (24% in 2017 and 23% starting 2018) for corporations. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains by providing a valid certificate from the Israeli Tax Authority allowing for an exemption from withholding tax at source at the time of sale.

Income Taxes on Dividend Distribution to Non-Israeli Shareholders

Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a Substantial Shareholder at the time of receiving the dividend or on any time during the preceding 12 months, the applicable tax rate is 30%.

In principle, non-Israeli residents (whether individuals or corporations) are generally subject to Israeli withholding tax on the receipt of dividends paid for publicly traded shares at the rate of 25% and at the rate of 30% on dividends paid to Substantial Shareholders. However, so long as the shares are registered with a Nominee Company, which is a company incorporated to be a holder of record and distribution agent of publicly traded or other securities in accordance with the Israeli Securities Law, the shares are generally subject to Israeli withholding tax at a rate of 25%, unless a different rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance).

The distribution of dividends to non-Israeli residents (either individuals or corporations) from income derived from the Company’s Approved Enterprises or Benefiting Enterprises during the applicable benefits period is subject to withholding tax at a rate of 20% unless a different tax rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-resident of Israel who has dividend and/or capital income derived from or accrued in Israel, from which the full amount of tax was withheld, is generally exempt from the duty to file tax returns in Israel in respect of such income, provided that: (i) such income was not derived from a business conducted in Israel by the taxpayer; and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

U.S. Israel Tax Treaty

The Convention between the Government of the State of Israel and the Government of the United States of America With Respect to Taxes on Income, or the Treaty, is generally effective as of January 1, 1995. Under the Treaty, the maximum Israeli withholding tax on dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident (as defined below) is generally 25%. However, pursuant to the Encouragement of Capital Investments Law 1959, or the Investment Law, dividends distributed by an Israeli company and derived from income eligible for benefits under the Investment Law will generally be subject to a reduced withholding tax rate, subject to the conditions specified in the Treaty. The Treaty further provides that a 15% or a 12.5% Israeli withholding tax will apply to dividends paid to a U.S. corporation owning 10% or more of an Israeli company’s voting shares during, in general, the year in which the dividends are paid and the preceding tax year of the Israeli company. The 15% rate applies to dividends distributed from income derived from an Approved Enterprise or, presumably, from a Benefiting Enterprise, in each case within the applicable period or, presumably, from a Preferred Enterprise, and the lower 12.5% rate applies to dividends distributed from income derived from other sources. However, these provisions do not apply if the company has certain amounts of passive income.

Pursuant to the Treaty, the sale, exchange or disposition of our ordinary shares by a person who qualifies as a resident of the United States within the meaning of the Treaty and who is entitled to claim the benefits afforded to such residents under the Treaty, or a Treaty U.S. Resident, generally will not be subject to the Israeli capital gains tax unless: (i) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting power of the Company during any part of the 12-month period preceding such sale, exchange or disposition subject to certain conditions; (ii) the capital gain arising from such sale, exchange or disposition can be attributable to a permanent establishment of the shareholder maintained in Israel, under certain terms; (iii) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year. A sale, exchange or disposition of our ordinary shares by a Treaty U.S. Resident who holds, directly or indirectly, shares representing 10% or more of the voting power of the Company at any time during such preceding 12-month period would not be exempt under the Treaty from such Israeli tax; however, under the Treaty, U.S. Resident would be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the Treaty and U.S. domestic law.

Surcharge Tax

Individuals who are subject to tax in Israel are also currently subject to an additional tax at a rate of 3% on annual income exceeding NIS 640,000 for 2017, and NIS 641,880 for 2018, which amount is linked to the annual change in the Israeli Consumer Price Index.

Certain Material U.S. Federal Income Tax Consequences

General

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase ordinary shares pursuant to this offering and hold such ordinary shares as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons who received their ordinary shares as compensatory payments, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of our shares by vote or value, persons who are subject to special tax accounting under Section 451(b) of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities and arrangements that are classified as partnerships for U.S. federal income tax purposes, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax consequences relating to an investment in the ordinary shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of ordinary shares.

Persons considering an investment in ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets (which may be determined based on the fair market value of each asset, with the value of goodwill and going concern value being determined in large part by reference to the market value of our common shares, which may be volatile). Based upon the value of our assets, including any goodwill and the nature and composition of our income and assets, we do not believe that we were classified as a PFIC for the taxable year ended December 31, 2018. Furthermore, we presently do not anticipate that we will be classified as a PFIC for the current taxable year ending December 31, 2019 based upon the expected value of our assets, including goodwill, and the expected nature and composition of our income and assets. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis after the end of each taxable year. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2018, and also expresses no opinion with regard to our expectations regarding our PFIC status in the future.

If we are a PFIC in any taxable year during which a U.S. Holder owns ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If the election is made, the U.S. Holder will be deemed to sell the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on ordinary shares if such U.S. Holder makes a valid “mark-to-market” election for our ordinary shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our ordinary shares will be marketable stock as long as they remain listed on The Nasdaq Global Market and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income for each taxable year of the U.S. holder, the excess of the fair market value of ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

Distributions

Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to ordinary shares generally will be required to include the gross amount of such distribution (before reduction for any Israeli withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid to non-corporate U.S. Holders by a “qualified foreign corporation” are eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “—Passive Foreign Investment Company Consequences”), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ordinary shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Israel for purposes of, and are eligible for the benefits of, the Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “—Passive Foreign Investment Company Consequences,” if the Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met.

Distributions on ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Subject to applicable limitations, some of which vary depending upon a U.S. Holder’s particular circumstances, Israeli income taxes withheld from dividends on our common shares at a rate not exceeding the rate provided by the Treaty (assuming such U.S. Holder is eligible for the benefits of the Treaty) will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Israeli income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion above under “—Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on ordinary shares or on the sale or retirement of ordinary shares.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of ordinary shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in ordinary shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding (currently at a rate of 24%) may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per ordinary share after this offering. Net tangible book value per ordinary share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets, and dividing this amount by the number of ordinary shares outstanding. Our net tangible book value as of September 30, 2019 was $48.9 million, or $1.45 per ordinary share.

After giving effect to the sale of 6,048,387 ordinary shares in this offering at an assumed public offering price of $4.96 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Global Market on November 11, 2019, and after deducting commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $77.6 million, or $1.95 per ordinary share. This amount represents an immediate increase in the net tangible book value of $0.50 per ordinary share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $3.01 per ordinary share to new investors purchasing ordinary shares in this offering. The following table illustrates this per share dilution:

Assumed offering price per share		$4.96
Net tangible book value per share as of September 30, 2019	$1.45
Increase in net tangible book value per share attributable to new investors	$0.50
As adjusted net tangible book value per share after this offering		$1.95
Net dilution per share to new investors in this offering		$3.01

The table above assumes for illustrative purposes that an aggregate of 6,048,387 ordinary shares are sold at a price of $4.96 per share, the last reported sales price of our ordinary shares on the Nasdaq Global Market on November 11, 2019, for aggregate proceeds of approximately $30 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The information above is based on 33,667,326 ordinary shares outstanding as of September 30, 2019, and excludes the following:

●	3,448,638 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, at a weighted average exercise price of $4.79 per share;
●	an aggregate 272,844 ordinary shares reserved for future issuance under our 2017 Share Incentive Plan, as of September 30, 2019, as well as any automatic increases in the number of common shares reserved for future issuance under this plan; and
●	3,313,512 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at a weighted average exercise price of $6.72 per share, which warrants are expected to remain outstanding at the consummation of this offering.

To the extent that options outstanding as of September 30, 2019 may be exercised, investors purchasing our securities in this offering may experience further dilution.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor, under which we may offer and sell our ordinary shares having an aggregate gross sales price of up to $30 million from time to time through Cantor acting as sales agent. The sales agreement has been filed as an exhibit to the registration statement on Form F-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on the Nasdaq Global Market. We may instruct Cantor not to sell our ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of our ordinary shares upon notice and subject to other conditions.

We will pay Cantor commissions, in cash, for its services in acting as agent in the sale of our ordinary shares. Cantor will be entitled to compensation at a fixed commission rate of 3% of the aggregate gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor under the terms of the sales agreement, will be approximately $400,000.

Settlement for sales of ordinary shares will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the ordinary shares on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.

The address of Cantor is 499 Park Avenue, New York, New York 10022.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Gamida Cell Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with any offering described in this prospectus. The address of our agent is 673 Boylston Street, Boston, Massachusetts.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;
●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and
●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);
●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;
●	the judgment was obtained by fraud;
●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;
●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$21,370
FINRA filing fee	25,079
Printing and engraving expenses*	20,000
Legal fees and expenses*	200,000
Accounting fees and expenses*	120,000
Miscellaneous*	13,551
Total*	$400,000

*	Estimated

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered in this prospectus and certain other matters of Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. Cantor Fitzgerald & Co. is being represented in connection with this offering by Duane Morris, LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, incorporated in this Prospectus by reference to the Company’s Annual Report on Form 20-F filed on February 25, 2019 have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1d to the Consolidated Financial Statements) incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost, Forer, Gabbay & Kasierer is Menachem Begin 144, Tel Aviv, Israel.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on February 25, 2019;
●	Our Reports on Form 6-K filed with the SEC on January 7, 2019, February 8, 2019, March 21, 2019, May 7, 2019, June 4, 2019, June 5, 2019, June 6, 2019, July 8, 2019, August 7, 2019 and November 13, 2019; and
●	The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 23, 2018, including any amendments or reports filed for the purposes of updating this description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC, and all subsequent filings on Forms 10-Q or 8-K filed by us with the SEC pursuant to the Exchange Act prior to the termination of the offerings of securities under this prospectus, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we file with the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Gamida Cell Ltd., 5 Nahum Heftsadie Street Givaat Shaul, Jerusalem 91340 Israel, Attn: Chief Financial Officer or by telephone +972 (2) 659-5666.

You also may access these filings on our website at www.gamida-cell.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement that we filed.

As of the date of this prospectus, we are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a site on the Internet at http://www.sec.gov, which contains reports and other information that we file electronically with the SEC.

Up to $30,000,000

Ordinary Shares

PROSPECTUS

           , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. A company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a breach of the duty of care with respect to a dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5738-1968, or the Securities Law, a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and described above amount or criteria;
●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (2) in connection with a monetary sanction; a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;
●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and
●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

“Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;
●	a breach of duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;
●	a monetary liability imposed on the office holder in favor of a third party;
●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and
●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;
●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;
●	an act or omission committed with intent to derive illegal personal benefit; or
●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders. See our final prospectus filed with our Form F-1 Registration Statement (No. 333-232302) on June 28, 2019 under “Management–Fiduciary duties and approval of specified related party transactions under Israeli law.”

Our amended and restated articles of association permit us to, exculpate, indemnify and insure our office holders as permitted under the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy, we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

We have entered into agreements with each of our current office holders exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from this offering, to the extent that these liabilities are not covered by insurance. This indemnification is limited, with respect to any monetary liability imposed in favor of a third party, to events determined as foreseeable by the board of directors based on our activities. The maximum amount set forth in such agreements is (1) with respect to indemnification in connection with a public offering of our securities, the gross proceeds raised by us and/or any selling shareholder in such public offering, and (2) with respect to all permitted indemnification, the greater of (a) an amount equal to 25% of our shareholders’ equity on a consolidated basis, based on our most recent financial statements made publicly available before the date on which the indemnity payment is made and (b) $40 million. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any. In the opinion of the SEC, however, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 9.	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
1.2	Controlled Equity OfferingSM Sales Agreement, dated November 14, 2019, by and between the Registrant and Cantor Fitzgerald & Co.
4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 6-K (File No. 001-38716), filed with the Commission on November 1, 2018, and incorporated herein by reference).
4.3	Form of Indenture between the Registrant and one or more trustees to be named
4.4*	Form of Debt Securities
4.5*	Form of Warrant Agreement
4.6*	Form of Unit Agreement
5.1	Opinion of Meitar Liquornik Geva Leshem Tal
5.2	Opinion of Cooley LLP
23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, Independent Registered Accounting Firm
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
23.3	Consent of Cooley LLP (included in Exhibit 5.2)
24.1	Power of Attorney of certain directors and officers of the registrant (included on signature page of this registration statement)
25.1**	Statement of Eligibility of Trustee under the Indenture

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 10.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of The Trust Indenture Act in accordance with the rules and regulations presented by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel, on this 13th day of November, 2019.

GAMIDA CELL LTD.

By:	/s/ Julian Adams
Julian Adams
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of Gamida Cell Ltd., hereby severally constitute and appoint Dr. Julian Adams and Shai Lankry, each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of Gamida Cell Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julian Adams Julian Adams	Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2019

/s/ Shai Lankry Shai Lankry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2019

/s/ Robert I. Blum Robert I. Blum	Chairman of the Board of Directors	November 14, 2019

/s/ Ofer Gonen Ofer Gonen	Director	November 14, 2019

/s/ Stephen T. Wills Stephen T. Wills	Director	November 14, 2019

/s/ Kenneth I. Moch Kenneth I. Moch	Director	November 14, 2019

/s/ Dr. Michael S. Perry Dr. Michael S. Perry	Director	November 14, 2019

/s/ Shawn Tomasello	Director	November 14, 2019
Shawn Tomasello

/s/ Nurit Benjamini Nurit Benjamini	Director	November 14, 2019

Gamida Cell Inc.

By:	/s/ Julian Adams	AUTHORIZED U.S. REPRESENTATIVE	November 14, 2019
Julian Adams, Chief Executive Officer